Exhibit 10.14.2

MERCHANTS BANCSHARES, INC.

AMENDED AND RESTATED

1996 COMPENSATION PLAN

FOR

NON-EMPLOYEE DIRECTORS

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MERCHANTS BANCSHARES, INC. AMENDED AND RESTATED 1996 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1

Purpose

      Section 1.1.  Purpose.  The name of this Plan is the Merchants Bancshares, Inc. Amended and Restated 1996 Compensation Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to provide a compensation program for non-employee directors ("Participating Directors") of Merchants Bancshares, Inc. (the "Company") that will attract and retain highly qualified individuals to serve as members of the Company's board of directors (the "Board"). The Plan Participating Directors are to receive their Compensation for service on the Board in the form of cash, shares of Company common stock, par value $0.01 per share, subject to restrictions as described below, ("Common Stock") or any combination of the foregoing. For purposes of the Plan, the term "Compensation" shall mean any and all fees earned by a Participating Director for each regular or special meeting and for any committee meetings attended. This Plan is hereby amended and restated as of January 1, 2005 to satisfy the requirements of Code Section 409A and Internal Revenue Service and U.S. Treasury Department guidance thereunder.

ARTICLE 2

Administration

      Section 2.1.  Management Committee.  Subject to Section 7.7, the Plan shall be administered by a management committee (the "Committee") consisting of the Chief Executive Officer of the Company and such other senior officers as the Chief Executive Officer shall designate. The Committee shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and shall take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive and shall be binding upon all Directors.

ARTICLE 3

Participation

      Section 3.1.  Participants.  Each person who is a non-employee Director of the Company, or of its subsidiary The Merchants Bank (the "Bank"), on the Effective Date (as defined below) of the Plan shall become a Participating Director on the Effective Date. Any other individual shall become a Participating Director immediately upon becoming a Director of the Company or the Bank.

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ARTICLE 4

Deferred Compensation

      Section 4.1.  Maximum Number of Shares.  Subject to Section 4.2, the maximum number of shares of Common Stock which may at any time be awarded under the Plan is 100,000 shares of Common Stock. Awards may be made from shares held in the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Committee.

      Section 4.2.  Adjustment to Number of Shares.  In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board, upon recommendation of the Committee, may make appropriate adjustments to the number of shares (i) authorized for the Plan, and (ii) allocated under the Stock Election (as defined in Section 6). The Committee shall clearly outline the proposed mechanism for such adjustment, and such adjustment shall not result in an increase or diminution in value in the Participant's account.

ARTICLE 5

Compensation

      Section 5.1.  Amount of Compensation.  Each Director's compensation ("Compensation") shall be determined in accordance with the Company's bylaws and shall be paid, unless deferred pursuant to Section 6, according to the ordinary practices of the Company (the "Payment Date"), unless otherwise determined by the Committee.

      Section 5.2.  Compensation Election.  Prior to each Plan Year (as defined below) and subject to such deadlines as may be established by the Committee from time to time, each Participating Director may elect to receive all or any portion of his or her compensation for such Year in the form of shares of common stock subject to the restrictions described in Section 6 below (a "Stock Election"), provided that a Stock Election may not be made so as to apply to any fractional share. If no election is received by the Company, the Participating Director shall be deemed to have made an election to receive his or her Compensation in immediate cash. An election under this Section 5.2 shall be irrevocable and shall apply to the Compensation earned during the Plan Year (as defined below) for which the election is effective.

Section 5.3. Plan Year. The term "Plan Year" shall mean the calendar year.

ARTICLE 6

Stock Election

Section 6.1. Deferred Common Stock.

(a)

Calculation of Pay-Out Shares. If a Participating Director makes a Stock Election, then the day on which he or she would have received cash in the absence of such election shall be a "Measurement Date." On each Measurement Date, the Committee or its delegate shall calculate the number of shares of Common Stock ("Shares") to be delivered with respect to such Stock Election ("Pay-Out Shares") by:

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(i)

dividing the amount of cash the Participating Director would have received on such date by the "Per Share Price", as defined below (the number of Pay-Out Shares so determined being the "Basic Shares"), and

(ii)

multiplying the number of Basic Shares by the "Risk Premium", as defined below, rounding any fractional Share thus determined up to the nearest whole number (the number of Pay-Out Shares in excess of the Basic Shares as determined pursuant to this clause (ii) being the "Risk Premium Shares"). For purposes of this Section 6, the term "Per Share Price" on any Measurement Date shall mean the market price per Share at the close of trading on that day, and (ii) the "Risk Premium" applicable during any Plan Year shall be a number, no less than 1.0 and no greater than 1.25, determined prior to the applicable Plan Year by the Committee both to reflect the investment and other risks assumed by the Participating Director in making the Stock Election and to provide a reasonable inducement to the Participating Director for making such election.

(b)

Deferral Generally. Pay-Out Shares shall not be delivered to the Participating Director until the applicable Delivery Date (defined below); however, at any time on or after the Measurement Date and prior to the Delivery Date, the Pay-Out Shares may be delivered or otherwise transferred to a trustee, via ledger transfer or such other method as is determined by the Committee, or may otherwise be set aside for deferred delivery to the Participating Director as described herein. In any event, the Company's obligation to deliver Pay-Out Shares to Participating Directors hereunder shall, until delivery of the same on the Delivery Date, be an unfunded obligation of the Company. Without limiting the foregoing, no Participating Director may sell, transfer or otherwise dispose of any interest in any Pay-Out Shares, prior to the "Delivery Date" for such Pay-Out Shares. Pay-Out Shares for which the Delivery Date has not yet arrived are sometimes referred to herein as "Restricted Shares" or "Units."

(c)

Vesting of Restricted Shares; Forfeiture of Risk Premium Shares. A Participating Directors right to Pay-Out Shares shall "vest" on the fifth anniversary of the applicable Measurement Date. Except as otherwise provided in this Section 6, in no event shall any Pay-Out Shares be delivered to a Participating Director prior to the vesting date for such Pay-Out Shares. Any Participating Director who:

	(i)	resigns from the Board voluntarily without the consent of a majority of the remaining members of the Board, or

	(ii)	is forced to resign from the Board for "Cause" as provided in the Company's By-Laws,

prior to the vesting date for any Risk Premium Shares to which such Participating Director would otherwise be entitled shall forfeit those unvested Risk Premium Shares, as well as any Distributed Securities (defined below) derived from any such forfeited Risk Premium Shares.

(d)	Delivery Commencement Date; Elections.

	(i)	A Participating Director's vested Pay-Out Shares shall be delivered in seven annual installments (the "Standard Form") commencing on the

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"Delivery Commencement Date" for such Participating Director, which shall be in January of the first calendar year commencing after his or her sixty-fifth (65th) birthday (the "Standard Commencement Date"). The Delivery Commencement Date and each subsequent date on which Pay-Out Shares are delivered to a Participating Director (or his or her Beneficiary) hereunder shall be a "Delivery Date." Each Delivery Date after the Delivery Commencement Date shall occur in the January next following the previous Delivery Date. Installments under the Standard Form shall be in as equal amounts as possible, as determined by the Committee in its discretion.

	(ii)	If a Participating Director desires to postpone the Delivery Commence Date, he or she may do so only once and such change must comply with the restrictions of Code Section 409A. More particularly:

		(A)	The election to change cannot take effect until at least twelve (12) months after the date on which the election is made.

		(B)	The first payment as to which the new election is made must be deferred to a date that is at least five (5) years from the date the payment would otherwise have been made.

		(C)	The election must be made not less than twelve (12) months prior to the date of the first scheduled payment.

	(iii)	Any Participating Director who is receiving payments hereunder shall no longer be eligible to defer compensation under this Plan.

(e)

Illustration of Measurement and Vesting. For example, if a Participating Director who is otherwise entitled to cash fees of $900 on September 1, 2000 has made a Stock Election with respect to the entire amount of the fee, and if the Per Share Price is then $18, and the Committee has declared a Risk Premium of 1.2 for that Plan Year, then the Participating Director shall receive 60 Restricted Shares (($900/18) x 1.2), which shall vest on September 1, 2005 and which shall not be delivered to and cannot be sold or otherwise transferred by the Participating Director until the applicable Delivery Date, determined as described above.

(f)

Rights With Respect to Restricted Shares. Notwithstanding the delivery and forfeiture conditions and transfer restrictions described in this Section 6 above, and to the extent permitted under the Company's organizational documents and applicable laws, to the extent that dividends or other distributions are made with respect to the Company's Common Stock, a Participant shall be credited with the amount of such dividends or other distributions with respect to the number of Pay-out Shares then credited to the Participating Director hereunder (calculated as if such Participating Director had been entitled to actual dividends or distributions as an actual shareholder); provided, however, that any amount reflecting a Share or other security of the Company or of the Bank which is issued or otherwise transferred as a dividend on or other distribution with respect to a Restricted Share (a "Distributed Security") shall itself be subject to the same deferred delivery conditions and transfer restrictions that are applicable to such Restricted Share.

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(g)

Committee Discretion to Accelerate. The Committee, in its discretion, may accelerate the delivery of any Participating Director's Restricted Shares upon the Participating Director's death or permanent Disability.

ARTICLE 7

General Provisions

Section 7.1. Issuance of Common Stock. The Company shall not be required to issue any certificate for shares of Common Stock prior to:

(a)

obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, deems necessary or advisable;

(b) listing the shares on any stock exchange on which the Common Stock may then be listed; or

(c)

completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, determines to be necessary or advisable.

      All certificates for shares of Common Stock delivered under the Plan also shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

      Section 7.2.  Unfunded Obligation.  Any deferred amount to be paid to Participating Directors pursuant to the Plan is an unfunded obligation of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments that the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participating Director, or otherwise create any vested or beneficial interest in any Participating Director or the Participating Director's Beneficiary or the Participating Director's creditors in any assets of the Company whatsoever. The Participating Directors shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

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Section 7.3. Beneficiary; Matters Relating to Marital Rights.

(a)

The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participating Director's death. The designation shall be on a form provided by the Committee, executed by the Participating Director, and delivered to the Committee.

(b)

In connection with a divorce, decree of separate maintenance or other arrangement involving an adjustment of marital rights, if a Participating Director is required to transfer all or a portion of his Restricted Shares to his spouse, the Company shall have the right to purchase from the Participating Director all such Restricted Shares, unless the Participating Director files with the Company a copy, executed by his or her spouse, of any Agreement as to the Restricted Shares executed by the Participating Director, and an irrevocable proxy of unlimited duration, signed by his or her spouse, giving the Participating Director exclusive power to act on all matters concerning the Restricted Shares and this Plan.

      Section 7.4.  Permanent Disability.  A Participating Director shall be deemed to suffer a permanent Disability for purposes of this Plan if he or she: (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. This definition of "Disability" shall be interpreted consistently with the rules under Code Section 409A and any regulations or other guidance thereunder.

      Section 7.5.  Nonassignment.  The right of a Participating Director or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

      Section 7.6.  Termination and Amendment.  The Board may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. No amendment, suspension or termination may impair or accelerate the right of a Participating Director or the Participating Director's designated Beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination. The Committee may amend the Plan, without Board approval, to ensure that the Company may obtain any regulatory approval or to accomplish any other reasonable purpose, provided that the Committee may not effect a change that would materially increase the cost of the Plan to the Company. Notwithstanding the foregoing, the Board and the Committee may not amend the Plan without the approval of the stockholders of the Company to: (i) materially increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially modify the eligibility for participation in the Plan, or (iii) otherwise materially increase the benefits accruing to the Participating Directors under the Plan.

The Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

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Section 7.7. Applicable Law. The Plan shall be construed and governed in accordance with the laws of the State of Vermont.

      Section 7.8.  Effective Date and Term of the Plan.  The Plan shall be effective as of May 22, 1997 (the "Effective Date"), provided that the Plan is approved by the Company's stockholders within the earlier of the date the Company's next annual meeting of stockholders or twelve (12) months after the date the Plan is adopted by the Board. To the extent required for compliance with Section 16(b) of the Exchange Act and rules promulgated thereunder, shares of Common Stock distributed to Participating Directors may not be sold until a date at least six (6) months after the date such stockholder approval is obtained, or if earlier, such other date allowed by Section 16(b) of the Exchange Act or rules promulgated thereunder. The Plan shall terminate ten (10) years after the approval of the Plan by the stockholders of the Company.

      Section 7.9.  Compliance With Rule 16b-3 of the Exchange Act.  The Company's intention is that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards of Common Stock, the Plan shall comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. If any Plan provision is later found not to be in compliance with Rule 16b-3 of the Exchange Act, that provision shall be deemed modified as necessary to meet the requirements of Rule 16b-3.

IN WITNESS WHEREOF, Merchants Bancshares, Inc. does hereby execute this document as of the 19th day of October, 2006.

IN PRESENCE OF:	MERCHANTS BANCSHARES, INC.

/s/ Lisa A. Razo	By:	/s/ Janet P. Spitler

Witness		Duly Authorized Agent

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